CONSENT  OF  INDEPENDENT  ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 1998, which appears on page 23 of the 1997 Annual Report to Shareholders of Alltrista Corporation, which is incorporated by reference in Alltrista Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 15 of such Annual Report on Form 10-K.



PricewaterhouseCoopers  LLP
Indianapolis,  Indiana
November  6,  1998